Exhibit 99.1

Consolidated Financial Statements
Buffalo Filter, LLC
Year ended December 31, 2018
with Report of Independent Auditors

Buffalo Filter, LLC
Consolidated Financial Statements

Report of Independent Auditors

To the Management and Board of Directors of ConMed Corporation

We have audited the accompanying consolidated financial statements of Buffalo Filter, LLC and its subsidiaries (the “Company”) which comprise the consolidated balance sheet as of December 31, 2018 and the related consolidated statements of income, of changes in equity and of cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Buffalo Filter, LLC and its subsidiaries, as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/     PricewaterhouseCoopers LLP
Rochester, New York
April 25, 2019

Buffalo Filter, LLC
Consolidated Balance Sheet
December 31, 2018
(In thousands, except number of equity units)

2018
ASSETS
Current assets:
Cash and cash equivalents	$61
Accounts receivable	5,282
Inventories	3,746
Prepaid expenses and other current assets	142
Total current assets	9,231
Property, plant and equipment, net	4,081
Other assets	166
Total assets	$13,478

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$150
Accounts payable	3,055
Accrued compensation and benefits	958
Other current liabilities	838
Total current liabilities	5,001

Long-term debt	2,138
Total liabilities	7,139

Commitments and contingencies (Note 2)

Equity:
Equity units, no par value, 1,000 issued and outstanding
at December 31, 2018	—
Retained earnings	6,339
Total equity	6,339
Total liabilities and equity	$13,478
The accompanying notes are an integral part of the consolidated financial statements.

Buffalo Filter, LLC
Consolidated Statement of Income
Year Ended December 31, 2018
(In thousands)

2018

Net sales	$41,097

Cost of sales	19,349

Gross profit	21,748

Selling and administrative expense	10,500

Research and development expense	2,057

Operating expenses	12,557

Income from operations	9,191

Interest expense	111

Income before income taxes	9,080

Provision for income taxes	—

Net income	$9,080
The accompanying notes are an integral part of the consolidated financial statements.

Buffalo Filter, LLC
Consolidated Statement of Changes in Equity
Year Ended December 31, 2018
(In thousands, except number of equity units)

	Equity units
	Units	Amount	Retained Earnings	Total Equity
Balance at December 31, 2017	1,000	$—	$7,281	$7,281

Net income			9,080	$9,080

Distributions to parent			(10,022)	$(10,022)

Balance at December 31, 2018	1,000	$—	$6,339	$6,339
The accompanying notes are an integral part of the consolidated financial statements.

Buffalo Filter, LLC
Consolidated Statement of Cash Flows
Year Ended December 31, 2018
(In thousands)

2018
Cash flows from operating activities:
Net income	$9,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	479
Increase in cash flows from changes in assets and liabilities:
Accounts receivable	810
Inventories	(574)
Accounts payable	768
Other, net	7
1,490
Net cash provided by operating activities	10,570

Cash flows from investing activities:
Purchases of property, plant and equipment	(325)
Net cash used in investing activities	(325)

Cash flows from financing activities:
Payments on loan	(162)
Distribution payments to parent	(10,022)
Net cash used in financing activities	(10,184)

Net increase in cash and cash equivalents	61

Cash and cash equivalents at beginning of year	—

Cash and cash equivalents at end of year	$61

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$111
The accompanying notes are an integral part of the consolidated financial statements.

Buffalo Filter, LLC
Notes to Consolidated Financial Statements
(In thousands)
Note 1 - Formation and Business

Buffalo Filter, LLC (the “Company” or "Buffalo Filter") is a medical device manufacturer and marketer of smoke evacuation technologies. Buffalo Filter was incorporated in the State of Delaware in 1991 and was acquired by Filtration Group FGC LLC ("Filtration Group") in January 2014. Buffalo Filter is a wholly-owned subsidiary of Filtration Group. The Company is headquartered in Lancaster, New York and its comprehensive product portfolio includes smoke evacuation pencils, smoke evacuators and laparoscopic solutions.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting

The consolidated financial statements of the Company are prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”).

Principles of consolidation

The consolidated financial statements include the accounts of Buffalo Filter and its subsidiaries.  All significant intercompany accounts and transactions have been eliminated.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments which affect the reported amounts of assets, liabilities, related disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may differ from those estimates.

Cash and cash equivalents

We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are valued at the lower of cost and net realizable value determined on the FIFO (first-in, first-out) cost method. We write-off excess and obsolete inventory resulting from the inability to sell our products at prices in excess of current carrying costs.  We make estimates regarding the future recoverability of the costs of our products and record a provision for excess and obsolete inventories based on historical experience and expected future trends.

Property, plant and equipment

Property, plant and equipment are stated at cost and depreciated using the straight-line method over the following estimated useful lives:

Building and improvements	5 to 37 years
Machinery and equipment	3 to 10 years

Other long-lived assets

We review other long-lived assets, consisting primarily of field inventory, for impairment whenever events or circumstances indicate that such carrying amounts may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized by reducing the recorded value to its current fair value.

The Company maintains field inventory consisting of capital equipment for customer demonstration and evaluation purposes. Field inventory is generally not sold to customers but rather continues to be used over its useful life for demonstration, evaluation and loaner purposes. An annual wear and tear provision has been recorded on field inventory. The net book value of such equipment at December 31, 2018 was $163.

Fair value

The carrying amounts reported in our balance sheet for cash and cash equivalents, accounts receivable, accounts payable and long-term debt approximate fair value.

Revenue recognition

Revenue is recognized when title has been transferred to the customer which is generally at the time of shipment. The following policies apply to our revenue transactions:

•
Title and the risks and rewards of ownership is generally transferred to the customer when product is shipped under our stated shipping terms.  Payment by the customer is due under fixed payment terms and collectability is reasonably assured.

•
Product returns are only accepted at the discretion of the Company and in accordance with our “Returned Goods Policy”.  Historically, the level of product returns has not been significant.  We accrue for sales returns, rebates and allowances based upon an analysis of historical customer returns and credits, rebates, discounts and current market conditions.

•
Our terms of sale to customers generally do not include any obligations to perform future services.  Limited warranties are provided for capital equipment sales. Historically, warranty repairs have not been significant.

•	Amounts billed to customers related to shipping and handling have been included in net sales. Shipping and handling costs included in selling and administrative expense were $574.

•
We sell to a diversified base of customers around the world; however, one of our customers represents approximately 23% of net sales during the year ended December 31, 2018 and 33% of outstanding accounts receivable at December 31, 2018. We do not believe that this concentration makes the Company vulnerable to the risk of a near-term severe impact to operations.

•
We assess the risk of loss on accounts receivable and adjust the allowance for doubtful accounts based on this risk assessment.  Management believes that the allowance for doubtful accounts of $71 is adequate to provide for probable losses resulting from accounts receivable.

Employee Savings Plan

Filtration Group sponsors an employee savings plan ("401(k) plan") covering substantially all of our employees. Total employer contributions to the 401(k) plan were $677 during the year ended December 31, 2018.

Income Taxes

The Company is a Limited Liability Company which has elected to be taxed in the same manner as a general partnership for U.S. federal income tax purposes. Accordingly, Buffalo Filter, LLC is a disregarded entity and is not subject to U.S. federal income taxes. Therefore, no provision for taxes has been made by the Company.

Related Party Transactions

Filtration Group, performs certain administrative and other support services on behalf of the Company. During 2018, the Company incurred administrative service costs of $734, which are included in selling and administrative expense. The Company had net sales of $1,046 to Filtration Group subsidiaries during 2018. The Company is wholly-owned by Filtration Group and excess cash is periodically reallocated to the parent.

Commitments and contingencies

The Company has no material commitments and contingencies that are not recorded on the balance sheet as of December 31, 2018.

Note 3 — Inventories

Inventories consist of the following at December 31:

2018
Raw materials	$1,306
Work in process	375
Finished goods	2,065
$3,746

Note 4 — Property, Plant and Equipment

Property, plant and equipment consist of the following at December 31:

2018
Land	$967
Building and improvements	3,175
Machinery and equipment	2,517
6,659
Less: Accumulated depreciation	(2,578)
$4,081

We lease certain equipment under operating leases.  Rental expense on operating leases was $11 for the year ended December 31, 2018. The aggregate future minimum lease commitments for leases at December 31, 2018 are as follows:

Operating Leases
2019	$16
2020	16
2021	16
2022	12
2023	5
Thereafter	—

Note 5 — Debt

The Company's debt consists of the following at December 31:

2018
Mortgage loan	$2,288
Less: Current portion	150
Total long-term debt	$2,138

On March 27, 2018, the Company entered into a loan modification agreement with CIBC Bank USA (previously named The PrivateBank and Trust Company) to extend the maturity date of the $3,000 mortgage loan for our Lancaster, New York property to March 27, 2022. At December 31, 2018 the outstanding balance on the loan was $2,288. Interest rates are at LIBOR plus 2.250% (the total of which is 4.756% at December 31, 2018).

The scheduled maturities of long-term debt outstanding at December 31, 2018 are as follows:

2019	$150
2020	150
2021	150
2022	1,838
2023	—
Thereafter	—

Note 6 - Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, along with amendments issued in 2015 and 2016, which is codified in Accounting Standards Codification ("ASC") 606. ASC 606 is a comprehensive new revenue recognition model that requires a company to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the company expects to receive in exchange for those goods or services.

The Company adopted ASC 606 effective January 1, 2019 and applied the modified retrospective approach to adoption whereby the standard is applied only to the current period. The adoption of this accounting standard did not have a material impact on our financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), along with amendments issued in 2017 and 2018. This ASU requires lessees to record leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. The new standard is effective for interim and annual periods beginning after December 15, 2019 and early adoption is permitted. The Company is currently assessing the impact of this guidance on our financial statements.

We have considered all other recently issued accounting pronouncements and we do not expect them to have a material impact on our financial statements.

Note 7 - Subsequent Events

On February 11, 2019, Filtration Group, the owner of all the issued and outstanding equity securities of the Company, closed a Securities Purchase Agreement (“Purchase Agreement”), dated December 13, 2018 with CONMED Corporation, headquartered in Utica, New York. Filtration Group sold all issued and outstanding equity securities of the Company, including all of the issued and outstanding common stock of Palmerton Holdings, Inc., to CONMED Corporation for approximately $365 million, in cash, subject to customary adjustments for working capital and cash held by the Company at closing.

We have evaluated subsequent events through the date the financial statements were issued.